Group 1- V1 AI comms

Robinhood Ventures Fund I

Meet the CEOs

Leaders from Mercor and Databricks explain their products and partnership with RVI.

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Learn more about some of the AI companies represented in Robinhood Ventures Fund I.

New interviews are live in-app featuring:

- **Mercor** CEO Brendan Foody
- **Databricks** CEO Ali Ghodsi

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A little about the companies:

- Mercor manages over 30,000 contractors who train AI agents and models.
- Databricks provides tools for training AI models, as well as services for storing, processing and querying data.

RVI may not be suitable for all investors. There can be no guarantee RVI will achieve its investment objective or that RVI's management will produce the desired results.

Robinhood Ventures Fund I ("RVI" or the "Fund") has filed a registration statement (including a preliminary prospectus) on Form N-2 (File No. 333-290253) with the Securities and Exchange Commission (the "SEC") for the offering to which this free writing prospectus relates. Before

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